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                                                                 EXHIBIT 10.1(b)


                             FIRST AMENDMENT TO THE
            AGREEMENT FOR SUPPLEMENTAL EXECUTIVE RETIREMENT BENEFITS
             BETWEEN BLUE CROSS AND BLUE SHIELD OF GEORGIA, INC. AND
                                RICHARD D. SHIRK

         This First Amendment is made to that certain Agreement for Supplemental Executive Retirement Benefits, entered into between Blue Cross and Blue Shield of Georgia, Inc. (the "Company") and Richard D. Shirk (the "Executive"), dated December 1, 1996 (the "SERP").

                              W I T N E S S E T H:

         WHEREAS, the Company and the Executive desire to amend the SERP to make certain technical corrections to more closely approximate the intent of the parties at the time of execution; and

         WHEREAS, Section 10(f) of the SERP provides that the Company and the Executive may amend the SERP at any time by a written instrument signed by both parties; and

         WHEREAS, the Board of Directors of the Company has adopted a resolution authorizing the amendment of the SERP;

         NOW, THEREFORE, the SERP hereby is amended as follows:

                                       1.

         Effective as of January 1, 1998, Section 3(d)(2) of the SERP is amended by deleting that section in its entirety and by substituting the following in lieu thereof:

         "3(d)(2) FINAL AVERAGE EARNINGS. Executive's Final Average Earnings shall equal one-twelfth of Executive's "Final Average Earnings" as determined under the Qualified Plan, with the following modifications:

         (i) Final Average Earnings shall be determined without regard to the limitation on compensation that is described in Section 401(a)(17) of the Internal Revenue Code of 1986, as amended;

         (ii) Cash incentive payments will be included in the calculation of Final Average Earnings, regardless of whether Executive receives these payments directly in cash or defers them under the terms of a nonqualified deferred compensation plan; and

         (iii) If Executive's market target rate for any given calendar year exceeds his base salary rate, the market target rate shall be used instead of the base salary rate in the calculation of Final Average Earnings.

         For purposes of this Section, Executive's market target rate for each year shall equal the 50th percentile market rate as determined and approved by the Company's Compensation Committee annually."
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                                       2.

         Except as specifically set forth herein, the terms of the SERP shall remain in full force and effect.

         IN WITNESS WHEREOF, the Company and the Executive have executed this First Amendment to the SERP on the 7th day of March, 1998.


                                    COMPANY:

                                    BLUE CROSS AND BLUE SHIELD OF GEORGIA, INC.

                                    By:    /s/ James L. LaBoon, Jr.
                                           -------------------------------------
                                    Title: Chairman
                                           -------------------------------------

Attest:

/s/ Mitchelle D. Johnson
----------------------------

[CORPORATE SEAL]


                                    EXECUTIVE:

                                    /s/ Richard D. Shirk
                                    --------------------------------------------
                                    RICHARD D. SHIRK